Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Crinetics Pharmaceuticals, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated May 2, 2018 (except for the “Reverse Stock Split” paragraph of Note 7, as to which the date is July 9, 2018), relating to the consolidated financial statements of Crinetics Pharmaceuticals, Inc. (the “Company”) included in the Company’s Registration Statement on Form S-1 (333-225824), as amended.

/s/ BDO USA, LLP

San Diego, California

July 18, 2018